ONE AMERICAN CORP.

                         PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS

                         APRIL 21, 1999

                          INTRODUCTION

      This Proxy Statement is submitted in connection with the solicitation of Proxies by the Board of Directors of One American Corp. (the "Company") for use at the 1999 Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, April 21, 1999, at 6:30 P.M., at the Main Office of First American Bank and Trust (the "Bank") at 2785 Hwy. 20 West, Vacherie, Louisiana
70090, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed to shareholders eligible to receive notice of and vote at the Meeting on or about March 24, 1999.

                       PROXY SOLICITATION

      The matters to be considered and voted upon at the Meeting will be:

      (1) Election of Directors. Electing six (6) Class II directors to serve until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified. The persons whose names will be placed in nomination at the meeting for the available seats on the Board of Directors are:


             Steven G. Cazenave         Ozane J. Gravois, III
             Preston L. Falgoust        Debra Dufresne Vial
             Marcel T. Graugnard, Jr.   Craig A. Vitrano, M.D.


      (2) Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

      This solicitation of Proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and its subsidiaries may solicit Proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these Proxy Materials to shareholders whose stock in the Company is held of record by such entities.

      A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by notifying Ms. Gloria A. Kliebert, Secretary, One American Corp., Post Office Box 550, Vacherie, Louisiana 70090, in writing, prior to the beginning of the Meeting. In addition, the powers of the Proxy Holders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the

Meeting will be voted  by  the  Proxy
Holders in accordance with the instructions specified on the Proxy. If no instruction is specified in your Proxy with respect to any proposal to be acted upon, the shares represented by your executed Proxy will be voted in favor of the proposal listed on the Proxy. If any other business is properly presented at the Meeting, the Proxy will be voted in accordance with the recommendations of the Company's Board of Directors.

          VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

      There were issued and outstanding 2,670,076 shares of the Company's Common Stock on March 10, 1999, which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). On any matter submitted to the vote of the shareholders, each holder of the Company's Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock he or she held of record on the books of the Company as of the Record Date.

      Management of the Company knows of no persons who owns, beneficially or of record, either individually or together with associates, 5% or more of the outstanding shares of the Company's Common Stock. The following table sets forth, as of March 10, 1999, the number and percentage of shares of the Company's outstanding Common Stock beneficially owned, directly or indirectly, by each of the Company's directors and nominees for directors, principal shareholders, and executive officers, and by the directors and executive officers of the Company as a group. Management is not aware of any arrangements that may, at a subsequent date, result in a change of control of the Company.

         Name Of              Amount and Nature         Percent
   Beneficial Owner        of Beneficial Ownership    of Class(1)

Frank J. Bourgeois                  23,900              0.90
Craig G. Brazan                     58,838(2)           2.20
E. V. Cazenave, Jr.                 62,500              2.34
Michael J. Cazenave                 31,324              1.17
Steven G. Cazenave                  27,440(3)           1.03
A. Earle Cefalu, Jr.                 2,120              0.08
Dean T. Falgoust                    65,090(4)           2.44
J. B. Falgoust                      94,962(5)           3.56
Preston L. Falgoust                 20,360              0.76
Marcel T. Graugnard, Jr.            44,980              1.68
Honora F. Gravois                   16,900              0.63
Ozane J. Gravois, III                7,680              0.29
Gloria A. Kliebert                  24,210              0.91
Anthony J. Nobile                   20,960              0.78
Carl J. Poche, M.D.                 27,960              1.05
Clarence J. Savoie, II               1,480              0.06

  (1)  Based upon 2,670,076 shares presently outstanding.
  (2) Includes 27,634 shares subject to the usufruct of his mother, Mrs. Mercedes B. Brazan and 3,694 shares held for the benefit of his minor children.
  (3) Includes 26,940 shares held in trusts of which Mr. Steve G. Cazenave is a trustee and as to which he has voting power. Mr. Cazenave disclaims beneficial ownership of the shares held in those trusts.
  (4) Includes 3,900 shares held for the benefit of his minor children.

  (5) Mr. J. B. Falgoust is not a Director of the Company, however, he has been retained by the Company in an advisory capacity and is considered an Executive Officer of the Company.


            Table continued from previous page
         Name Of              Amount and Nature         Percent
   Beneficial Owner        of Beneficial Ownership    of Class

David J. Vial, M.D.                 31,200(6)           1.17
Debra Dufresne Vial                  3,040              0.11
Craig A. Vitrano, M.D.              30,750(7)           1.15
Albert J. Waguespack                32,580              1.22
Directors and Executive
Officers
of the Company as a Group
(23 persons)                       635,394             23.80



  (6)   Includes  29,000 shares held in the name of Mercy  Clinic
     Corporation - Money Purchase Pension Plan for the benefit of
     David J. Vial, M.D.
  (7) Includes 6,000 shares held for the benefit of his minor children.

                      ELECTION OF DIRECTORS

      The Company's By-laws provide that the number of directors of the Company shall initially consist of the number of directors
(12) named in the Articles of Incorporation. Thereafter, the number of directors which constitute the entire Board shall be determined by resolution of the Board of Directors at any meeting thereof or by the shareholders at any meeting thereof, but shall never be less than one.

      Section 3.13 of the Company's By-laws provides for certain limitations for qualifying as a director. The limitations for qualifying as a director provide that a nominee for director shall not have reached the age of seventy (70). Also, any nominee for director must be actively engaged in a business or professional activity regardless of age. This year there are two current board members who do not qualify to be a director pursuant to section 3.13 of the By-laws. Those directors are Mr. E.V. Cazenave, Jr. and Mr. David J. Vial, M.D.

      The Board of Directors has fixed the number of Class II directors to be elected at this Meeting at six (6). The persons named below will be nominated for election as Class II directors at the Meeting to serve until the 2002 Annual Meeting of Shareholders, and until their successors are elected and have qualified. Cumulative voting for the election of directors is prohibited by the Company's Articles of Incorporation. It is intended that the shares in respect of which proxies are given pursuant to this solicitation will be voted "For" the election as Class II directors of all 6 persons listed below as nominees, unless a shareholder specifies in his Proxy that authority to vote for the election of directors is withheld. In the event that any nominee should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable to serve if elected.

      The following table sets forth the names of and certain information as of March 10, 1999, concerning the persons to be nominated by the Board of Directors for election as Class II
Directors of the Company:

                         CLASS II DIRECTORS
                                                          First
   Name and Title            Principal Occupation         Year
 Other Than Director Age     During Past Five Years      Appointed
                                                          Director

Steven G. Cazenave   45    Sales Manager
                           Cazenave Motor Company,          -
                           Inc.

Preston L. Falgoust  65    Retailer                       1982
                           Chauvin Business Systems,
                           Inc.
                           Formerly engaged in
                           farming

Marcel T. Graugnard, 48    Retailer                       1982
Jr.                        President, Graugnard, Inc.

Ozane J. Gravois,    43    Farming                        1996
III                        Gravois Farms

Debra Dufresne Vial  36    General Manager
                           Esperanza Restaurant &           -
                           Lounge
                           Director of Sales
                           Ramada Limited - Luling

Craig A. Vitrano,    44    Physician                      1993
M.D.



       The aforementioned nominees for director include two individuals who have not previously served on the Company's Board of Directors, namely, Mr. Steven G. Cazenave and Mrs. Debra Dufresne Vial. Mr. Cazenave is the Sales Manager of Cazenave Motor Company located in Vacherie. Mr. Cazenave has served in this position since 1975, upon receiving his Bachelor of Science in Business Administration from Nicholls State University. Mr. Cazenave is also a member of the Knights of Columbus. Mrs. Vial is the General Manager of Esperanza Restaurant & Lounge and Esperanza Banquet Room in Luling since 1995. Mrs. Vial also is the Director of Sales of the Ramada Limited in Luling since 1996. Mrs. Vial is a member of the St. Charles Business Association and Professional Women of the River Region.

      All of the nominees named above, other than Mr. Steven G. Cazenave and Mrs. Debra Dufresne Vial, have served as members of the Company's Board of Directors for the past year and will continue to serve if elected at the Meeting until the term for which they are elected will expire and until their successors are elected and have qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and officers of the Company or the Bank acting within their capacities as such. The following family relationships exists between the directors, nominees and executive officers of the Company: Messrs. E. V. Cazenave, Jr. the father of Steven G. Cazenave and the uncle of Michael J. Cazenave; Dean T. Falgoust, a Director of the company, is the son of J. B. Falgoust, an Executive Officer of the Company, and is the brother of Ronald J. Falgoust, an

Executive  Vice  President  of  the  Company.   No
director or officer of the Company serves as a director of any company that has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

      The following is a table of the other directors whose terms do not expire until either the year 2001 or 2000.

             CLASS I DIRECTORS Term expires in 2001
                                                           First
   Name and Title             Principal Occupation         Year
 Other Than Director Age      During Past Five Years      Appointed
                                                          Director

Craig G. Brazan      44    Petroleum Engineer              1986
                           Marathon Oil Company

Michael J. Cazenave  45    Pharmacist                      1992
Audit Committee            Eckerd Drugs
EDP Committee

Dean T. Falgoust     40    Attorney                        1992
Audit Committee            Freeport-McMoRan Copper and
                           Gold Inc.
                           McMoRan Exploration
                           Company
                           Stratus Properties Inc.

Clarence J. Savoie,  51    Engineer                        1998
II                         C.J. Savoie, Consulting
                           Engineers, Inc.

Albert J. Waguespack 68    Oil Distributor and Farmer      1993
Audit Committee            Waguespack Oil Co. and AJW
                           Farms







            CLASS III DIRECTORS Term expires in 2000
                                                           First
   Name and Title             Principal Occupation         Year
 Other Than Director Age      During Past Five Years      Appointed
                                                          Director

Frank J. Bourgeois   50    Banking                         1997
President and CEO          First American Bank
EDP Committee              and Trust

A. Earle Cefalu, Jr. 61    Automotive Dealer               1997
                           Hood-Cefalu Company,
                           Inc.

Honora F. Gravois    69    Contractor                      1993
                           President, M & H Builders,
                           Inc.

                                                           First
   Name and Title             Principal Occupation         Year
 Other Than Director Age      During Past Five Years      Appointed
                                                          Director

Gloria A. Kliebert   61    Banking                         1997
Senior Vice                First American Bank
President                  and Trust
EDP Committee

Anthony J. Nobile    51    Attorney                         1992
EDP Committee              Martin, Himel, Peytavin &
                           Nobile

Carl J. Poche, M.D.   66   Physician                        1986
                           Coroner of St. James
                           Parish




                  DIRECTORS' MEETINGS AND FEES

      The Company's Board of Directors met seven (7) times during
1998.   All  directors  attended  at  least  75  percent  of  the
Company's Board of Directors meetings.

      There were no standing committees of the Company's Board of Directors in 1998. However, the Bank, the major subsidiary of the Company, had a standing Audit Committee, Loan Committee, EDP Steering Committee, Compensation Committee, Retirement Committee, and the Strategic Business Plan Committee on which certain members of the Company's Board of Directors served. During 1998, the Board of Directors of the Bank met twelve (12) times, the Compensation Committee met one (1) time, the Audit Committee met four (4) times, the Loan Committee met twelve (12) times, the Strategic Business Plan Committee met four (4) times, and the EDP Steering Committee met four (4) times.

      Members of the Company's Board of Directors are compensated $175 for each meeting attended, $500 for each Bank Board meeting attended and $300 for each Bank Committee meeting attended, except for the Loan Committee which receive $450 for each meeting attended and the Strategic Business Plan Committee which receive $500 for each meeting attended.

               REMUNERATION OF EXECUTIVE OFFICERS

      No executive officer of the Company received remuneration during 1998, except in his/her capacity as a director or executive officer of the Bank. The following information is furnished with respect to cash and cash-equivalent forms of remuneration from the Bank paid or accrued in 1998 to (i) each of the highest paid executive officers of the Company for whom such remuneration exceeded $100,000, and (ii) all executive officers of the Company, as a group. The figures set forth on the following page are for the full fiscal year of 1998.

                     CASH COMPENSATION TABLE
     Name and                                    Other Annual
Principal Position     Year      Salary    Bonus Compensation 1
J. B. Falgoust,        1998     $131,923  $13,897    $20,695
Chairman Emeritus      1997      221,596    1,525
                       1996      190,494   14,537

Frank J. Bourgeois,    1998     $134,773   $9,629      --
President and CEO      1997      117,426      300
                       1996       97,571    6,030

Executive Officers     1998     $547,646  $43,608      --
as a group2            1997      608,711    3,025
                       1996      475,132   31,979

1 The Company (or the Bank) does not provide any other compensation or personal benefits in excess of the lesser of (a) 10% of such person's compensation reported above or (b) $25,000 to any of its principal officers, except to Mr. J.B. Falgoust for the year 1998. In 1998, Mr. J.B. Falgoust was compensated with an automobile for his many years of service to the Company.
2 For the year 1996, includes 5 persons. For the year 1997 and 1998 includes 6 persons.


                          PENSION PLAN

      The Bank adopted a retirement plan for employees in 1965. Contributions under the Bank's actuarial retirement plan are not included in the Cash Compensation Table because contributions for specified persons cannot readily be separated or individually calculated by the actuary for the plan. For the year 1998, the Bank contributed $110,058 to this retirement plan. Remuneration under the plan is defined as the base pay of those employees who have reached age 21 and who have completed one year of service providing that the employees complete 1,000 hours of service per year. The normal retirement date is the first day of the month coincident with or next following age 65. Monthly income for retirement on the normal retirement date is based on the following benefit formula.

     BENEFIT  FORMULA:  Monthly retirement income  equal  to
     (a) 2.35% of final average monthly compensation multiplied by the number of years of credited service, not in excess of 15 years, (b) 1.25% of final average monthly compensation multiplied by the number of years of credited service over 15 years but less than 35 years, and (c) 0.65% of final average monthly compensation in excess of covered compensation multiplied by the number of years of credited service up to 35 years.

      In 1998, Mr. J. B. Falgoust retired from the Board of Directors, but he has been retained in an advisory capacity with the Company on a part time basis. Mr. J. B. Falgoust has also started to collect his annual benefit from the pension plan in 1998. The estimated annual benefit payable to Mr. J. B. Falgoust is $119,184 plus an estimated $20,043 from Social Security for a total of $143,230. Mr. J. B. Falgoust had been employed since 1951 with the Bank and is currently age 71 and had been employed with the Bank for a forty-seven (47) year period.

      The estimated annual benefit payable upon retirement at normal retirement age for Mr. Frank J. Bourgeois is $69,288 plus an estimated $17,432 from Social Security for a total of $74,030. Mr. Frank J. Bourgeois has been employed since 1969 with the Bank and is currently age 50 and has been employed with the Bank for a twenty-nine (29) year period.

                  TRANSACTIONS WITH MANAGEMENT

      All of the directors and executive officers of the Company (who serve in the same capacity with the Bank) and the companies with which they are associated are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of Management of the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral as those prevailing for comparable contemporaneous transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. The highest amount of loans at any time during 1998 to directors, officers, and their related interests was $5,670,986, which represented 17.21% of the Bank's equity capital accounts at such time. As of December 31, 1998, the amount of such loans outstanding was $5,670,986 that represented 17.21% of the Bank's equity capital accounts. Although the Bank does not have any limits on the aggregate amount it would be willing to lend to directors and executive officers as a group, loans to individual directors and officers must comply with the Bank's lending policies and statutory lending limits.

      Since January 1, 1998, and for some time prior thereto, the Company and the Bank have engaged the law firm of Martin, Himel, Peytavin & Nobile to provide general legal advice and services. Mr. Anthony Nobile, a director of the Company and the Bank, is an attorney and partner in the law firm. During 1998, the firm received $20,223 for legal services rendered to the Company. Mr. Dean T. Falgoust, an attorney and director, has also provided the Company and the Bank with legal advice from time to time during 1998.


   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Bank's Board of Directors consists of Messrs. Frank J. Bourgeois, E. V. Cazenave, Jr., Dean
T. Falgoust, Preston L. Falgoust, Marcel T. Graugnard, Jr., Gloria A. Kliebert, Carl J. Poche, and Albert J. Waguespack. Mr.
J. B. Falgoust is Chairman Emeritus of the Company and the father of Mr. Dean T. Falgoust; however, Mr. Dean T. Falgoust does not participate in any deliberations of the Committee concerning the consulting contract with the Chairman Emeritus. Mr. Dean T. Falgoust is the brother of Ronald J. Falgoust, the Executive Vice President; however, he does not participate in any deliberations of the Committee concerning the Executive Vice President's compensation. Mr. Frank J. Bourgeois is the President and Chief Executive Officer of the Company, however he does not participate in any deliberation of the Committee concerning the Chief Executive Officer's compensation. Ms. Gloria A. Kliebert is the Senior Vice President of the Company, however, she does not participate in any deliberation of the Committee concerning the Senior Vice President's compensation.


     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors of the Bank meets once or twice each year to set the salaries of the senior executives and other personnel of the Bank. In determining the salary payable to the executives of the Bank, the Committee reviews the performance of the Bank and the executives during the last fiscal year in setting the salaries for the following fiscal year. In the process of determining the proper salary adjustments for the executive officers, the Committee reviews the performance of the Bank with that of banks of similar size as reported to it by the Federal Deposit Insurance

Corporation. The Committee also reviews salary surveys of other similar size institutions published by the Louisiana Bankers
Association and other similar trade organizations.

      The compensation package offered to executive officers consists of salary and an incentive cash bonus. The compensation to executive officers was determined in March of 1998. The committee evaluates comparable salaries in the market and adjusts salaries for its executive officers accordingly. In addition, the committee evaluates the Bank's Return on Average Assets as well as the Return on Average Equity and compares it to Banks of similar size.

     During the year 1997 the Bank's Return on Average Assets was 1.37% and the Return on Average Equity was 12.05%. The banks in the Bank's peer group of Louisiana (Banks of similar size) had a Return on Average Assets of approximately 1.21%. The Bank's
Return on Average Assets was approximately 13.2% greater than that of the Bank's peer group of Louisiana.

      In 1998, Mr. J. B. Falgoust retired from the Board of Directors of the Company and the Bank. However, he has been retained in advisory capacity for the Company and the Bank and has been named Chairman Emeritus. As a result of the retirement of Mr. J. B. Falgoust from the Board, Mr. Frank J. Bourgeois' responsibilities have increased. Considering the above factors, Mr. Frank J. Bourgeois' salary was increased accordingly.

      The incentive cash bonus of the executive officers is based on the growth, profitability, and loan quality of the bank, as well as the productivity of the employees. The incentive program is evaluated in December of each year based on the previous twelve month performance of the above mentioned factors. In December of 1998, the executive officers were rewarded with cash bonuses. During 1998, the Bank grew its deposits by 9.7% and it grew its loan portfolio by 21.4%. Although, the overall net income of the Bank was not much greater than that of 1997, the core income of the Bank was approximately $417,000 greater in 1998 than 1997. The core income represents income that is of a recurring nature and does not include certain income or gains that are non-recurring such as gain on purchased assets, gain on sale of other real estate, gain on sale of previously charged off bonds, and the difference in the provision for loan losses. Also, the Bank had a net recovery of $140,000 in 1998. The above factors contributed to the cash bonuses awarded to the executive officers.


     The   following   directors  served  on   the   Compensation
Committee:


                Frank J. Bourgeois        Marcel T. Graugnard, Jr.
                E. V. Cazenave, Jr.       Gloria A. Kliebert
                Dean T. Falgoust          Carl J. Poche
                Preston L. Falgoust       Albert J. Waguespack



                        PERFORMANCE GRAPH

      The graph below compares the cumulative total shareholder return on the shares of the Company with the cumulative total return of the NASDAQ Stock Market Index for U. S. companies and the NASDAQ Index for Bank Stocks for the five-year period ending December 31, 1998. The graph assumes that $100 was invested on January 1, 1993, in Company Common Stock and the two indices presented, and that dividends on the Company's Common Stock were reinvested in Company Common Stock. The cumulative total return on the Company's Common Stock for this five-year period was 519%. The cumulative total returns for all U. S. stocks quoted on the NASDAQ Stock Market and for all bank stocks quoted on the NASDAQ

Stock Market for the same five-year period as measured by the above indices were approximately 166% and 182%, respectively.

                        PERFORMANCE GRAPH

[The performance graph is located here in the paper form]

                       1993     1994   1995    1996    1997    1998


One American           $100    $166    $270    $328    $354    $619
Corp.
NASDAQ Banks           $100    $101    $146    $185    $302    $267
NASDAQ Stocks          $100     $97    $135    $166    $202    $282


                     INDEPENDENT ACCOUNTANTS

The firm of Hannis T. Bourgeois, L.L.P., Baton Rouge, Louisiana, served as independent certified public accountants for the Company and the Bank with respect to the year 1998, and has been selected to be the Company's independent certified public accountants for 1999. All services rendered were approved by the Bank's Audit Committee, which has determined the firm of Hannis
T. Bourgeois, L.L.P. to be independent. It is expected that one or more representatives of Hannis T. Bourgeois, L.L.P. will be present at the Meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions.

                          ANNUAL REPORT

      Copies of the Annual Report for the year ended December 31, 1998, have been forwarded to you prior to or simultaneously with this Proxy Statement. Additional copies of this report and copies of the Company's 10K report are available upon request to the Secretary.

                      SHAREHOLDER PROPOSALS

      The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Company's
2000 Annual Meeting of Shareholders is December 31, 1999.



                          OTHER MATTERS

      Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares represented by the Proxy in accordance with the recommendations of the Company's Board of Directors on such matters, and discretionary authority to do so is included in the Proxy.


                                        ONE AMERICAN CORP.


                                        /s/Gloria A. Kliebert
                                        Gloria A. Kliebert
                                        Secretary

Dated:  March 24, 1999

                          ONE AMERICAN CORP.
  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 21, 1999,
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of One American Corp., a Louisiana corporation (the "Company"), hereby appoints Frank J. Bourgeois, Marcel T. Graugnard, Jr. and Preston L. Falgoust, or any of them, the true and lawful proxies and attorneys-in-fact of the undersigned with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held at the principal office of the Company, 2785 Hwy. 20 West, Vacherie, Louisiana, 70090 on April 21, 1999, at 6:30 P.M., and any and all adjournments thereof, and to vote, with all the powers the undersigned would possess if then personally present, all shares of the Common Stock of the Company that the undersigned would then have the power to vote, on the following matters:

1.    VOTE     FOR  ___          AGAINST ___         ABSTAIN  ___  the
  proposal to elect Steven G. Cazenave, Preston L. Falgoust, Marcel T. Graugnard, Jr., Ozane J. Gravois, III, Debra Dufresne Vial, and Craig
  A. Vitrano, M.D. as Class II directors to serve for a three year term.

To withhold authority to vote for any nominee(s), write the nominee's name(s) on the following line:

         _____________________________________________________

2. In their discretion, on any other matters which may properly come before the meeting or any adjournment thereof.


   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
                              SPECIFIED,
              THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

The undersigned hereby ratifies and confirms all that the above named proxies, or their substitutes, may lawfully do by virtue hereof;
revokes all previous proxies; and acknowledges receipts of the Company's Notice of Annual Meeting of Shareholders and Proxy Statement dated March 24, 1999.

Dated:
____________________________  ________________________________________
                              Signature of Shareholder

                              ________________________________________
                              Signature of Shareholder





                              Number of Shares
                              Please  sign  exactly  as  your  name(s)
                              appear(s)   hereon.   When  signing   as
                              attorney,    executor,    administrator,
                              trustee,    guardian,    or    corporate
                              official,  please give your full  title.
                              If shares are held jointly, each holder should sign.

    Please indicate if you plan to attend the meeting. YES___NO___


   PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY IN THE ENCLOSED
                        POSTAGE PAID ENVELOPE.

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD APRIL 21, 1999

TO THE SHAREHOLDERS OF ONE AMERICAN CORP.

     NOTICE IS HEREBY GIVEN that, pursuant to the By-laws of One American Corp. (the "Company") and the call of its Board of Directors, the 1999 Annual Meeting of Shareholders of One American Corp. (the "Meeting") will be held on Wednesday, April 21, 1999 at 6:30 p.m., at the Main Office of First
American Bank and Trust (the "Bank"), 2785 Hwy. 20 West, Vacherie, Louisiana 70090, for the purpose of considering and voting upon the following matters:

     1.   Election of Directors.

          Electing  the following six (6) Class II directors
          to   serve  until  the  2002  Annual  Meeting   of
          Shareholders   and  until  their  successors   are
          elected and qualified:

             Steven G. Cazenave         Ozane J. Gravois, III
             Preston L. Falgoust        Debra Dufresne Vial
             Marcel T. Graugnard, Jr.   Craig A. Vitrano, M.D.

      2. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on March 10, 1999, as the record date for determining shareholders entitled to notice of, and to vote at, the Meeting.

                              By   Order  of  the  Board  of
                              Directors


                              /s/Gloria A. Kliebert
                              Gloria A. Kliebert, Secretary


Dated March 24, 1999


      TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE. IF YOU DO ATTEND THE MEETING IN PERSON YOUR PROXY WOULD BE RELEASED TO YOU AT YOUR REQUEST.